                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                  ____________

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



Date of Report                   JULY 18, 1997
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                      HEALTHCARE FINANCIAL PARTNERS, INC.
           ---------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


          DELAWARE                    0-21425               52-1844418
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(State or Other Jurisdiction        (Commission)           (IRS Employer
     of Incorporation)              File Number)        Identification No.)




      2 WISCONSIN CIRCLE, SUITE 320, CHEVY CHASE, MARYLAND    20815
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(Address of Principal Executive Offices)                    (Zip Code)



Registrant's telephone number, including area code        (301) 961-1640
                                                  -----------------------------



                                NOT APPLICABLE
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         (Former Name or Former Address, if Changed Since Last Report)
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     On June 27, 1997, HealthCare Financial Partners, Inc., a Delaware
corporation (the "Registrant"), HCFP Funding II, L.P., a Delaware corporation (the "Subsidiary") and Wisconsin Circle II Funding Corporation, a Delaware corporation ("Wisconsin II"), a wholly owned subsidiary of the Subsidiary, entered into a series of agreements with Credit Suisse First Boston Mortgage Capital, LLC ("CSFB") and First Trust of New York, National Association (the "Trustee") to securitize certain loans under the Registrant's Secured Term Loan ("STL") Program. The Registrant's STL Program offers loans to small to middle market health care companies secured by certain assets, including accounts receivable, inventory, real estate and stock. Under these agreements, STL Program loans originated by the Subsidiary which meet certain criteria set forth therein may be transferred to Wisconsin II, a single purpose bankruptcy remote corporation, and subsequently sold to a trust. The purchase price for the loans would be provided in part by CSFB through the purchase of certificates of participation issued by the trust. The principal amount of the certificates of participation purchased by CSFB may not exceed 88% of the principal amount of STL Program loans held by the trust, subject to a $50 million maximum. Interest will accrue on the certificates of participation at a rate equal to LIBOR plus 3.75%.

     Under these agreements, Wisconsin has the right to re-purchase any assets sold to the trust (the "Call") at a price equal to the fair market value of such assets. As a result of the Call, this series of transactions will be treated as a financing rather than a sale of assets on the consolidated financial statements of the Registrant. The obligations of the Subsidiary under these agreements to service the assets held by the trust have been guaranteed by the Registrant until the Subsidiary obtains a tangible net worth of at least $20 million for a period of one year. A copy of the Purchase and Sale Agreement, Certificate Purchase Agreement, Pooling and Servicing Agreement, Appendix of Definitions and Guarantee evidencing the transactions described above are attached hereto as exhibits, are incorporated by reference herein, and the foregoing description is qualified in its entirety by reference to such exhibits.

     On June 30, 1997, the Subsidiary acquired all of the limited partnership interests of HealthPartners Investors, LLC, a Delaware limited liability company, in HealthCare Financial Partners - Funding II, L.P., a Delaware limited partnership (the "Partnership") for $15.5 million. The Subsidiary was previously the managing general partner of the Partnership, which was formed pursuant to a partnership agreement, as amended and restated, dated as of March 5, 1997. As of the acquisition, the Partnership had $14,790,809.77 in assets, consisting principally of STL Program loans, and Partnership equity of $14,075,719.76. A copy of the Assignment and Assumption Agreement evidencing such acquisition is attached hereto as an exhibit, is incorporated by reference herein, and the foregoing description is qualified in its entirety by reference to such exhibit.

                                       2
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Item 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS
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    (c)  Exhibits
         --------

         10.15 Purchase and Sale Agreement dated as of June 27, 1997 between HCFP Funding II, Inc., as Seller, and Wisconsin Circle II Funding Corporation, as Buyer

         10.16 Pooling and Servicing Agreement dated as of June 27, 1997 among Wisconsin Circle II Funding Corporation, as Transferor, HCFP Funding II, Inc. as Servicer and First Bank National Association, as Trustee

         10.17 Certificate Purchase Agreement dated as of June 27, 1997 among Wisconsin Circle II Funding Corporation, as Transferor, and the Purchasers described therein

         10.18  Appendix - Definitions

         10.19  Guarantee by HealthCare Financial Partners, Inc.

         99.2 Assignment and Assumption Agreement by and among HealthPartners Investors II, LLC, HCFP Funding, Inc., and HealthCare Financial Partners, Inc.

                                       3
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    HEALTHCARE FINANCIAL PARTNERS, INC.


Date: July 17, 1997                 By: /s/ Edward P. Nordberg, Jr.
                                        -----------------------------
                                        Edward P. Nordberg, Jr.
                                        Executive Vice President

                                       4
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                                 EXHIBIT INDEX


EXHIBIT
NUMBER    DESCRIPTION
------    -----------

10.15 Purchase and Sale Agreement dated as of June 27, 1997 between HCFP Funding II, Inc., as Seller, and Wisconsin Circle II Funding Corporation, as Buyer

10.16 Pooling and Servicing Agreement dated as of June 27, 1997 among Wisconsin Circle II Funding Corporation, as Transferor, HCFP Funding II, Inc. as Servicer and First Bank National Association, as Trustee

10.17 Certificate Purchase Agreement dated as of June 27, 1997 among Wisconsin Circle II Funding Corporation, as Transferor, and The Purchasers described therein

10.18     Appendix - Definitions

10.19     Guarantee by HealthCare Financial Partners, Inc.

 99.2 Assignment and Assumption Agreement by and among HealthPartners Investors II, LLC, HCFP Funding, Inc., and HealthCare Financial Partners, Inc.

                                       5